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                                                                    EXHIBIT 32.1


            CERTIFICATION OF TRUSTEE OF TREASURE ISLAND ROYALTY TRUST
             PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying report of Treasure Island Royalty Trust (the "Trust") on Form 10-Q for the quarterly period ended September 30, 2004 filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies that to its knowledge:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                       Trustee for Treasure Island Royalty Trust



Date: November 15, 2004                By: /s/  Kevin M. Dobrava
                                           -------------------------------------
                                           Kevin M. Dobrava
                                           Vice President